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                                                Exhibit (j)(2)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in each Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 34 to Registration Statement (Form N-1A, No. 2-92665) of Excelsior Funds, Inc. of our reports dated May 7, 1999 on the financial statements and financial highlights included in the 1999 Annual Reports to Shareholders.

                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                     Ernst & Young LLP

Boston, Massachusetts
July 28, 1999